EXHIBIT 99.1

Press Release For Immediate Release	For additional information contact: Investor Relations Email: investor@zoomtel.com Phone: 617-753-0897

Zoom Telephonics Extends Rights Offering Expiration Date To December 23, 2010

Boston, MA, December 16, 2010 — Zoom Telephonics, Inc. (OTCBB: ZMTP) (“Zoom”), a leading provider of modems and other communications products, today announced that its Board has agreed to extend the expiration date for its rights offering.  The new expiration date is December 23, 2010, six days after the original expiration date of December 17, 2010.  Zoom’s Board chose to extend the expiration date because it felt that some shareholders wanted to exercise their right to buy Zoom shares at $0.25, but needed additional time to complete the purchase.

 For additional information, please contact Zoom Investor Relations, whose telephone number is (617)753-0897 and whose email is investor@zoomtel.com.

About Zoom Telephonics

Founded in 1977 in Boston, Zoom Telephonics, Inc. designs, produces, markets, and supports modems and other communication products under the Zoom, Hayes®, and Global Village® brands. For more information about Zoom and its products, please see www.zoomtel.com.